Exhibit 99.1

             Pier 1 Imports Reports Third Quarter Earnings

    FORT WORTH, Texas--(BUSINESS WIRE)--Dec. 16, 2003--Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share of $0.35 for the third quarter ended November 29, 2003, compared to $0.33 per diluted share for the year-ago period, in line with the Company's December 4th guidance. Net income was $32,194,000, compared to last year's net income of $31,100,000. Sales for the third quarter were $482,444,000, a 10.0% increase over last year's $438,501,000, and third quarter comparable store sales increased by 1.6%.
    For the nine months ended November 29, 2003, diluted earnings per share amounted to $0.76, compared to $0.79 per diluted share for the year-ago period. Net income for the nine months was $69,692,000, compared to last year's $75,354,000. Sales for the nine months of fiscal 2004 amounted to $1,312,987,000, up 6.4% from $1,233,832,000 for the year-ago period. Comparable store sales declined 2.0% for the nine-month period that ended November 29, 2003.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "We were pleased to report a total sales increase of 10% over the prior year's quarter, with a positive comparable store gain during the period. We opened 55 new Pier 1 stores, and relocated or closed 13 stores, opened 9 net new Cargokids stores and ended the third quarter with 1,166 stores worldwide. Merchandise margins as a percentage of sales were even with last year and selling, general and administrative expenses were well controlled.
    "We continue to improve our strong balance sheet by managing working capital and increasing operating cash flow, while accelerating store openings and buying back our common stock. Cash at the end of the third quarter was $178.7 million, up $28.0 million from last year's third quarter cash balances of $150.7 million. In the third quarter, we repurchased 450,000 shares of Pier 1 stock at a cost of $10.7 million. Through the first nine months of fiscal 2004 that ended November 29, 2003, we repurchased 2.7 million shares of Pier 1 stock at a cost of $52.3 million, with $101.7 million remaining in our share repurchase program.
    "Looking forward, sales continue to build each week in December and we still have over 50% of the month's business ahead of us. However, so far this month traffic has been weak throughout the country, and has been further impacted by snowstorms in the Midwest, Mid-Atlantic and Northeastern regions. As a result, sales have not been as strong as expected and comparable store sales for December are now projected to be in a range of -4% to -8%. Fourth quarter comparable store sales are projected to be in a range of flat to -5%, while fourth quarter diluted earnings per share are now projected to be in a range of $0.52 to $0.58, compared to $0.57 last year. Diluted earnings for the fiscal year ending February 28, 2004 are expected to be in a range of $1.28 to $1.34 per share, compared to $1.36 diluted earnings per share a year ago. We will update our fourth quarter guidance when we announce December sales on January 8, 2004."
    The Company will host a conference call to discuss fiscal 2004 third quarter earnings at 10:00 a.m. Central Time today. A web cast is available on our website at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID number 2419537. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors. The replay will be available at about 12:00 pm (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 2419537.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2004. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores in the United Kingdom; and Cargokids(R).


                         Pier 1 Imports, Inc.
                         --------------------

                    COMPARATIVE OPERATING RESULTS
                 FOR THE THREE AND NINE MONTHS ENDED
               NOVEMBER 29, 2003 AND NOVEMBER 30, 2002
               (in thousands except per share amounts)


                           Three Months Ended     Nine Months Ended
                           November  November   November    November
                              29,       30,        29,         30,
                             2003      2002       2003        2002
                           --------- --------- ----------- -----------

Net Sales                  $482,444  $438,501  $1,312,987  $1,233,832
                           ========= ========= =========== ===========

Net Income                  $32,194   $31,100     $69,692     $75,354
                           ========= ========= =========== ===========



Earnings Per Share
      Basic                   $0.36     $0.34       $0.78       $0.81
                           ========= ========= =========== ===========


      Diluted                 $0.35     $0.33       $0.76       $0.79
                           ========= ========= =========== ===========



                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands except per share amounts)
                             (unaudited)


                           Three Months Ended     Nine Months Ended
                           Nov. 29,  Nov. 30,   Nov. 29,    Nov. 30,
                             2003      2002       2003        2002
                           --------- --------- ----------- -----------

Net sales                  $482,444  $438,501  $1,312,987  $1,233,832

Operating costs and
 expenses:
   Cost of sales
    (including buying and
    store occupancy costs)  274,346   246,741     767,580     713,150
   Selling, general and
    administrative
    expenses                143,997   130,156     397,500     367,101
   Depreciation and
    amortization             13,140    12,305      37,564      34,365
                           --------- --------- ----------- -----------
                            431,483   389,202   1,202,644   1,114,616
                           --------- --------- ----------- -----------

      Operating income       50,961    49,299     110,343     119,216

Nonoperating (income) and
 expenses:
   Interest and investment
    income                     (462)     (627)     (1,623)     (2,163)
   Interest expense             322       566       1,344       1,769
                           --------- --------- ----------- -----------
                               (140)      (61)       (279)       (394)
                           --------- --------- ----------- -----------

      Income before income
       taxes                 51,101    49,360     110,622     119,610

Provision for income taxes   18,907    18,260      40,930      44,256
                           --------- --------- ----------- -----------

Net income                  $32,194   $31,100     $69,692     $75,354
                           ========= ========= =========== ===========

Earnings per share:
      Basic                   $0.36     $0.34       $0.78       $0.81
                           ========= ========= =========== ===========

      Diluted                 $0.35     $0.33       $0.76       $0.79
                           ========= ========= =========== ===========

Average shares outstanding
 during period:
      Basic                  89,005    92,536      89,520      93,092
                           ========= ========= =========== ===========

      Diluted                91,588    94,810      91,803      95,631
                           ========= ========= =========== ===========


                         Pier 1 Imports, Inc.
                         --------------------

                     CONSOLIDATED BALANCE SHEETS
               (in thousands except per share amounts)
                             (unaudited)


                                        November     March   November
                                           29,        1,        30,
                                          2003       2003      2002
                                       ----------- --------- ---------
ASSETS

Current assets:
   Cash, including temporary
    investments of $164,136, $225,882
    and $133,902, respectively           $178,731  $242,114  $150,716
   Beneficial interest in securitized
    receivables                            51,237    40,538    49,662
   Other accounts receivable, net          20,243    11,420    20,494
   Inventories                            404,152   333,350   382,180
   Prepaid expenses and other current
    assets                                 38,158    36,179    41,616
                                       ----------- --------- ---------
        Total current assets              692,521   663,601   644,668

Properties, net                           272,262   254,503   246,786
Other noncurrent assets                    48,310    49,383    46,727
                                       ----------- --------- ---------
                                       $1,013,093  $967,487  $938,181
                                       =========== ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt
    and notes payable                      $6,000      $393      $390
   Accounts payable                       100,153    76,742    86,465
   Gift cards, gift certificates and
    merchandise credits outstanding        40,486    37,924    32,509
   Accrued income taxes payable            14,591    25,798    25,402
   Other accrued liabilities              108,943   102,732    88,485
                                       ----------- --------- ---------
        Total current liabilities         270,173   243,589   233,251

Long-term debt                             19,000    25,000    25,000
Other noncurrent liabilities               60,518    54,962    48,941

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares authorized,
    100,779,000 issued                    100,779   100,779   100,779
   Paid-in capital                        145,126   144,247   143,977
   Retained earnings                      589,785   539,776   491,269
   Cumulative other comprehensive
    income                                  1,603    (2,210)   (2,380)
   Less -- 11,559,000, 10,045,000 and
    7,959,000 common shares in
    treasury, at cost, respectively      (173,891) (138,656) (102,656)
                                          663,402   643,936   630,989
                                       ----------- --------- ---------
                                       $1,013,093  $967,487  $938,181
                                       =========== ========= =========


                         Pier 1 Imports, Inc.
                         --------------------

                CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)


                                                    Nine Months Ended
                                                   November  November
                                                      29,       30,
                                                     2003      2002
                                                   --------- ---------

Cash flow from operating activities:
  Net  income                                       $69,692   $75,354
  Adjustments to reconcile to net cash provided by
   operating activities:
       Depreciation and amortization                 48,268    42,595
       (Gain) loss on disposal of fixed assets         (552)      477
       Deferred compensation                          6,637     4,172
       Tax benefit from options exercised by
        employees                                     4,355     6,364
       Other                                          5,226       830
  Changes in cash from:
      Inventories                                   (70,802) (106,747)
      Other accounts receivable, prepaid expenses
       and other current assets                     (18,477)  (17,912)
      Accounts payable and accrued expenses          30,056    31,947
      Accrued income taxes payable                  (11,207)   (4,336)
      Other noncurrent assets                          (754)     (405)
      Other noncurrent liabilities                     (500)     (500)
                                                   --------- ---------
            Net cash provided by operating
             activities                              61,942    31,839
                                                   --------- ---------

Cash flow from investing activities:
  Capital expenditures                              (87,904)  (73,062)
  Proceeds from disposition of properties            33,953       667
  Beneficial interest in securitized receivables    (12,049)   (5,042)
                                                   --------- ---------
            Net cash used in investing activities   (66,000)  (77,437)
                                                   --------- ---------

Cash flow from financing activities:
  Cash dividends                                    (19,683)  (13,995)
  Purchases of treasury stock                       (52,292)  (40,161)
  Proceeds from stock options exercised, stock
   purchase plan and other, net                      13,040    15,225
  Repayments of notes payable                          (390)     (364)
                                                   --------- ---------
            Net cash used in financing activities   (59,325)  (39,295)
                                                   --------- ---------

Change in cash and cash equivalents                 (63,383)  (84,893)
Cash and cash equivalents at beginning of period    242,114   235,609
                                                   --------- ---------
Cash and cash equivalents at end of period         $178,731  $150,716
                                                   ========= =========


    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400